Exhibit 10-m


                   Purchase and Sale Agreement

                  Dated as of October 29, 1999

                             between

               Kansas City Power & Light Company,
                         as Originator,

                              and

         Kansas City Power & Light Receivables Company,
                            as Buyer

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                        Table of Contents

Section                     Heading                         Page

Section 1.      Definitions and Related Matters                1

  Section 1.1.  Defined Terms                                  1
  Section 1.2.  Other Interpretive Matters                     1

Section 2.      Agreement to Contribute, Purchase and Sell     2

  Section 2.1.  Purchase and Sale                              2
  Section 2.2.  Timing of Contribution, Purchases              2
  Section 2.3.  Purchase Price                                 2
  Section 2.4.  No Recourse or Assumption of Obligations       3

Section 3.      Administration and Collection                  3

  Section 3.1.  Originator to Act as Collection Agent          3
  Section 3.2.  Deemed Collections                             3
  Section 3.3.  Application of Collections                     4
  Section 3.4.  Responsibilities of Originator                 4
  Section 3.5.  Maintenance of Sold Interest                   4

Section 4.      Representations and Warranties                 5

  Section 4.1.  Mutual Representations and Warranties          5
  Section 4.2.  Additional Representations by Originator       5

Section 5.      General Covenants                              7

  Section 5.1.  Covenants                                      7
  Section 5.2   Organizational Separateness                   10

Section 6.      Termination of Purchases                      10

  Section 6.1.  Voluntary Termination                         10
  Section 6.2.  Automatic Termination                         10

Section 7.      Indemnification                               10

  Section 7.1.  Originator's Indemnity                        10
  Section 7.2   Indemnification Due to Failure to Consummate
                Purchase                                      12
  Section 7.3   Other Costs                                   12

Section 8.      Miscellaneous                                 12

  Section 8.1.  Amendments, Waivers, etc                      12
  Section 8.2.  Assignment of Receivables Purchase Agreement  12
  Section 8.3.  Binding Effect; Assignment                    13

                                - i -

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  Section 8.4.  Survival                                      13
  Section 8.5.  Costs, Expenses and Taxes                     13
  Section 8.6.  Execution in Counterparts; Integration        13
  Section 8.7.  Governing Law; Submission to Jurisdiction     13
  Section 8.8.  No Proceedings                                14
  Section 8.9.  Loans by Buyer to Originator                  14
  Section 8.10. Notice                                        14
  Section 8.11. Entire Agreement                              14

Signature                                                     15



Exhibit A Purchase Price

                                -ii-

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     This  Purchase  and Sale Agreement dated as of  October  29,
1999 (this "Agreement") is between Kansas City Power & Light Company, a Missouri corporation ("Originator"), and Kansas City
Power   &  Light  Receivables  Company,  a  Delaware  corporation
("Buyer").  The parties agree as follows:

Section 1. Definitions and Related Matters.

Section 1.1. Defined Terms. In this Agreement, unless otherwise specified or defined herein: (a) capitalized terms are used as defined in Schedule I to the Receivables Sale Agreement dated as of the date hereof (as amended or modified from time to time, the "Second Tier Agreement") among Buyer, Originator, Amsterdam Funding Corporation, the liquidity providers party thereto, and ABN AMRO Bank N.V. as the Enhancer and the Agent, as such agreement may be amended or modified from time to time; and
(b) terms defined in Article 9 of the UCC and not otherwise defined herein are used as defined in such Article 9.

     In addition, the following terms will have the meanings specified below:

          "Available Funds" is defined in Section 2.3(b) hereof.

          "Closing Date" means the date on which this Agreement and the Second Tier Agreement become effective in accordance with their terms.

          "Collection Agent Fee" is defined in Section 3.6 of the Second Tier Agreement.

          "Excluded Losses" is defined in Section 7.1 hereof.

          "Initial Funding Date" means the date of the first purchase by Buyer from Originator under this Agreement as approved by the Agent.

          "Settlement Date" means, with respect to any Settlement
     Period, the twentieth day of the immediately succeeding calendar month (or, if such day is not a Business Day, the next preceding Business Day).

          "Settlement Period" means a calendar month (or, in the case of the first Settlement Period, the period from the Initial Funding Date to the end of the calendar month in which the Initial Funding Date occurs).

          "Trigger Event" means that (x) the outstanding principal amount of the Subordinated Note exceeds the value of Buyer's interest in the Receivables (determined in accordance with GAAP), and (y) such condition has continued for five Business Days.

Section 1.2. Other Interpretive Matters. In this Agreement, unless otherwise specified: (a) references to any Section or Annex refer to such Section of, or Annex to, this Agreement, and references in any Section or definition to any subsection or clause refer to such subsection or clause of such Section or definition; (b) "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement;

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(c)  "including"  means including  without limitation, and other forms of the verb "to include" have correlative meanings; (d) the word "or" is not exclusive; and (e) captions are solely for convenience of reference and shall not affect the meaning of this Agreement.

Section 2. Agreement to Contribute, Purchase and Sell.

Section 2.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, Originator hereby sells to Buyer, and Buyer hereby purchases from Originator, all of Originator's right, title and interest in, to and under the Receivables and all proceeds thereof (including all Collections with respect thereto), in each case whether now existing or hereafter arising or acquired.

Section 2.2. Timing of Contribution, Purchases. $3,000,000 of the Receivables existing at the opening of Originator's business on the Initial Funding Date are hereby contributed by Originator as capital to Buyer as of the Initial Funding Date. All of the remaining Receivables existing at the opening of Originator's business on the Initial Funding Date are hereby sold to Buyer as of the Initial Funding Date. After the Initial Funding Date, each Receivable shall be deemed to have been sold to Buyer immediately (and without further action by any Person) upon the creation of such Receivable. The proceeds with respect to each Receivable (including all Collections with respect thereto) shall be sold at the same time as such Receivable, whether such proceeds (or Collections) exist at such time or arise or are acquired thereafter.

Section 2.3. Purchase Price. (a) The aggregate purchase price for the Receivables sold on the Initial Funding Date shall be such amount as agreed upon prior to the Initial Funding Date between Originator and Buyer to be the fair market value of such Receivables on such date, which shall equal the excess of the
(i) estimated aggregate outstanding balance of such Receivables over (ii) an amount agreed upon by Buyer and Originator representing the uncertainty of payment and cost of purchase of such Receivables. The purchase price for Receivables subsequently sold during any Settlement Period shall be calculated in accordance with the provisions set forth in Exhibit A hereto.

    (b) On the Initial Funding Date, Buyer shall pay Originator the purchase price for the Receivables sold on that date. On each Business Day after the Initial Funding Date on which Originator sells any Receivables to Buyer pursuant to the terms of Section 2.1, until the termination of the purchase and sale of Receivables under Section 6 hereof, Buyer shall pay to Originator the purchase price of such Receivables (i) by depositing into such account as Originator shall specify immediately available funds from monies then held by or on behalf of Buyer solely to the extent that such monies do not constitute Collections that are required to be identified or are deemed to be held by the Collection Agent pursuant to the Second Tier Agreement for the benefit of, or required to be distributed to, the Agent or the Purchasers pursuant to the Second Tier Agreement or required to be paid to the Collection Agent as the Collection Agent Fee, or otherwise necessary to pay current expenses of Buyer (in its reasonable discretion) (such available monies, the "Available Funds") and provided that Originator has paid all amounts then due by Originator hereunder or (ii) by increasing the principal amount owed to Originator under the promissory note (as amended or modified from time to time, the "Subordinated Note") executed and delivered by Buyer to the order of Originator as of the Initial Funding Date. The outstanding principal amount owed to Originator under the

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Subordinated Note may be reduced  from  time
to time as provided in Section 3.2 hereof or by payments made by Buyer from Available Funds, provided that Originator has paid all amounts then due by Originator hereunder. Originator shall make all appropriate record keeping entries with respect to amounts due to Originator under the Subordinated Note to reflect payments by Buyer thereon and increases of the principal amount thereof, and Originator's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest owed to Originator under the Subordinated Note. Notwithstanding the foregoing, the Buyer shall not be allowed to pay for Receivables through an increase in the Subordinated Note if, after giving effect thereto, the outstanding principal amount thereof would be greater than (i) the Eligible Receivables Balance minus (ii) the Aggregate Investment minus
(iii) $2,500,000.

Section 2.4. No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the contribution, purchase and sale of Receivables under this Agreement shall be without recourse to Originator. Originator and Buyer intend the transactions hereunder to constitute true sales of Receivables by Originator to Buyer, providing Buyer with the full risks and benefits of ownership of the Receivables (such that the Receivables would not be property of Originator's estate in the event of Originator's bankruptcy). If, however, despite the intention of the parties, the conveyances provided for in this Agreement are determined not to be "true sales" of Receivables from Originator to Buyer, then this Agreement shall also be deemed to be a "security agreement" within the meaning of Article 9 of the UCC and Originator hereby grants to Buyer a "security interest" within the meaning of Article 9 of the UCC in all of Originator's right, title and interest in and to such Receivables (including the proceeds thereof), now existing and thereafter created, to secure a non-recourse loan in an amount equal to the aggregate purchase prices therefor and each of Originator's other payment obligations (including the obligation to remit to Buyer all Collection of all Receivables) under this Agreement.

     Buyer shall not have any obligation or liability with respect to any Receivable, nor shall Buyer have any obligation or liability to any Obligor or other customer or client of Originator (including any obligation to perform any of the obligations of Originator under any Receivable).

Section 3. Administration and Collection.

Section 3.1. Originator to Act as Collection Agent. Notwithstanding the sale of Receivables pursuant to this Agreement, Originator shall continue to be responsible for the servicing, administration and collection of the Receivables, all on the terms set out in (and subject to any rights to terminate Originator as Collection Agent pursuant to) the Second Tier Agreement.

Section 3.2. Deemed Collections. If on any day the outstanding balance of a Receivable is reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or adjustment (including as a result of the application of any special refund or other discounts or any reconciliation), any setoff or credit (whether such claim or credit arises out of the same, a related, or an unrelated transaction) or other similar reason not arising from the financial inability of the Obligor to pay undisputed indebtedness, (i) Originator shall be deemed to have received on such day a Collection on such Receivable in the amount of such reduction or cancellation and (ii) such Receivable shall thereupon be, or be deemed to be reconveyed to Originator. If on any day any representation, warranty, covenant or other agreement of

Originator related to a Receivable is discovered  to
have been untrue or not satisfied as of the date such Receivable was sold, (i) Originator shall be deemed to have received on such day a Collection in the amount of the outstanding balance of such Receivable and (ii) such Receivable shall thereupon be, or be deemed to be reconveyed to Originator. Not later than the first Settlement Date after Originator is deemed pursuant to this
Section 3.2 to have received any Collections, Originator shall transfer to Buyer, in immediately available funds, the amount of such deemed Collections; provided, however, that if no such application is required under the Second Tier Agreement, Buyer and Originator may agree to reduce the outstanding principal amount of the Subordinated Note in lieu of all or part of such transfer. To the extent that Buyer subsequently collects any payment with respect to any such "receivable", Buyer shall pay Originator an amount equal to the amount so collected, such amount to be payable not later than the first Settlement Date after Buyer has so collected such amount.

Section 3.3. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Originator shall, except as otherwise specified by such Obligor (including by reference to a particular invoice), or required by the related contracts or law, be applied, first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables, and, second, to any other indebtedness of such Obligor to Originator.

Section 3.4. Responsibilities of Originator. Originator shall pay when due all Taxes payable in connection with the Receivables or their creation or satisfaction. Originator shall perform all of its obligations under agreements related to the Receivables to the same extent as if interests in the Receivables had not been transferred hereunder. The Agent's or any Purchaser's exercise of any rights hereunder or under the Second Tier Agreement shall not relieve Originator from such obligations. Neither the Agent nor any Purchaser shall have any obligation to perform any obligation of Originator or any other obligation (other than the obligation to act in good faith and with commercial reasonableness) or liability in connection with the Receivables.

Section 3.5. Maintenance of Sold Interest. If at any time on or before the Liquidity Termination Date the Aggregate Investment plus the Reserve Amount exceeds the Eligible Receivable Balance, then the Originator shall no later than the date on which the Collection Agent is obligated to deliver its next Periodic Report as provided in Section 3.3 of the Second Tier Agreement pay to the Buyer an amount equal to such excess; provided that if no such application is required under the Second Tier Agreement, Buyer and Originator may agree to reduce the outstanding principal amount of the Subordinated Note in lieu of all or part of such transfer.

Section 4. Representations and Warranties.

Section  4.1.   Mutual Representations and Warranties.   Each  of
Originator and Buyer represents and warrants to the other as follows:

          (a) Existence and Power. It is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval could not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under, or the enforceability of, any Transaction Document to which it is a party, (ii) its business or financial condition, (iii) the interests of Buyer under any Transaction Document or (iv) the enforceability or collectibility of any Receivable.

           (b) Authorization and No Contravention. Its execution, delivery and performance of each Transaction Document to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or constitute a default under: (A) any applicable law, rule or regulation,
     (B) its charter or by-laws or (C) any agreement, order or other instrument to which it is a party or its property is subject and (iv) will not result in any Adverse Claim on any Receivable or Collection or give cause for the acceleration of any of its indebtedness.

          (c) No Consent Required. Other than the filing of financing statements no approval, authorization or other action by, or filings with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by it of any Transaction Document to which it is a party or any transaction contemplated thereby.

          (d) Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

Section   4.2.    Additional   Representations   by   Originator.
Originator further represents and warrants to Buyer as follows:

          (a) Perfection of Ownership Interest. Immediately preceding its sale of Receivables to Buyer, Originator was the owner of, and effectively sold, such Receivables to Buyer, free and clear of any Adverse Claim, except for the interests of the Purchasers (through the Agent) therein that are created by the Second Tier Agreement.

          (b) Accuracy of Information. All written information furnished by Originator in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in all material respects as of the date it was dated (and was not incomplete by omitting to state a material fact necessary to make such information not materially misleading in light of the circumstances when made).

          (c) No Actions, Suits. Except as disclosed by the Originator in its most recent filings with the SEC under the Securities Exchange Act of 1934, there are no actions, suits
     or   other   proceedings  (including  matters  relating   to
     environmental liability) pending or threatened against or affecting Originator or any of its properties, that (i) is reasonably likely to have a material adverse effect on the
     financial   condition   of  the   Originator   or   on
     the collectibility of the Receivables or (ii) seeks to challenge
     the   validity   of  Originator's  obligations   under   any
     Transaction  Document  to  which  it  is  a  party  or   any
     transaction  contemplated thereby.   Originator  is  not  in
     default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation could reasonably be expected to have a material adverse effect upon (i) the financial condition or the Originator or (ii) the collectibility of the Receivables.

          (d) No Material Adverse Change. Except as disclosed by the Originator in its most recent filings with the SEC under the Securities Exchange Act of 1934, there has been no material adverse change in (i) the collectibility of the Receivables or (ii) the Originator's financial condition, business or operations or its ability to perform its obligations under any Transaction Document.

         (e) Accuracy of Exhibits. All information on Exhibits D and E of the Second Tier Agreement (to the extent describing Originator) is true and complete, subject to any changes permitted by, and notified to the Agent in accordance with the Second Tier Agreement.

          (f) Sales by Originator. Each sale by Originator to Buyer of an interest in Receivables has been made for "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used in Section 547 of the Bankruptcy Code) owed by Originator to Buyer.

          (g) Year 2000 Problem. Originator has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Originator and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Based on such review and program, Originator believes as of the date hereof the Year 2000 Problem will not have a material adverse effect on the ability of the Originator to perform its obligations under the Transaction Documents.

Section 5. General Covenants.

Section 5.1. Covenants. Originator hereby covenants and agrees to comply with the following covenants and agreements, unless
Buyer (with the consent of the Agent) shall otherwise consent:

          (a)   Financial Reporting.  Originator will maintain  a
     system   of  accounting  established  and  administered   in
     accordance with GAAP and will furnish to Buyer:

               (i) Within 90 days after each fiscal year of the Originator, copies of the Originator's annual audited financial statements (including a consolidated balance sheet, consolidated statement of income and retained earnings and statement of cash flows, with related footnotes) certified by independent certified public accountants satisfactory to the Agent and prepared on a consolidated basis in conformity with GAAP;

              (ii) Within 45 days after each (except the last) fiscal quarter of each fiscal year of the Originator, copies of the Originator's unaudited financial statements (including at least a consolidated balance sheet as of the close of such quarter and statements of earnings and sources and applications of funds for the period from the beginning of the fiscal year to the close of such quarter) certified by a Designated
          Financial Officer and prepared in a manner consistent with the financial statements described in part (A) of clause (i) of this Section 5.1(a);

             (iii) Promptly upon becoming available, a copy of each report or proxy statement filed by the Originator with the Securities and Exchange Commission or any securities exchange; and

               (iv) with reasonable promptness such other information (including non-financial information) as
          Buyer may reasonably request.

          (b) Notices. Promptly and in any event within five Business Days after a Designated Financial Officer of Originator obtains knowledge of any of the following, Originator will notify Buyer and provide a description of:

              (i) Potential Termination Events. The occurrence of any Potential Termination Event;

              (ii) Representations and Warranties. The failure of any representations or warranty herein to be true when made in any material respect;

             (iii) Downgrading. The downgrading, withdrawal or suspension of any rating by any rating agency of any indebtedness of the Originator;

               (iv) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding reasonably likely to be material to the Originator or the collectibility or quality of the Receivables which is not referenced in the Originator's filings with the SEC; or

               (v)    Judgments.  The entry of  any  judgment  or
          decree  against the Originator if the aggregate  amount
          of   all   judgments  then  outstanding   against   the
          Originator exceeds $10,000,000.

          (c) Conduct of Business. The Originator will perform all actions necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation  and  to maintain all requisite  authority  to conduct its business in each jurisdiction in which it conducts business except where the failure to do so could not reasonably be expected to have a material adverse effect on the collectibility of the Receivables. The Agent hereby agrees that nothing in this Agreement or any other Transaction Document would restrict or prohibit the Originator's plan of merger with

     Western Resources pursuant to that certain Amended and Restated Agreement and Plan of Merger (Amended Agreement) dated as of March 18, 1998 between the Originator and Western Resources; provided, that (i) the surviving corporation agrees to assume all duties and obligations of the Originator under this Agreement and all other Transaction Documents to which the Originator is a party and (ii) the surviving corporation executes all documents and agreements reasonably necessary (including any UCC-1 and UCC-3 financing statements) to maintain the Agent's first priority perfected security interest in the Receivables, Related Security and Collections.

          (d) Compliance with Laws. The Originator will comply with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which the Originator or any Receivable, any Related Security or Collection may be subject, except where the failure to do so could not reasonably be expected to have a material adverse effect on the collectibility of the Receivables.

          (e) Furnishing Information and Inspection of Records. Originator will furnish to Buyer such information concerning the Receivables as Buyer may reasonably request. With reasonable notice, Originator will permit, at any time during regular business hours, Buyer (or any representatives thereof) (i) to examine and make copies of all Records,
     (ii) to visit the offices and properties of Originator for the purpose of examining the Records and (iii) to discuss matters relating hereto with any of Originator's officers, directors, employees or independent public accountants having knowledge of such matters. Once a year, Buyer may (at the expense of Originator) have an independent public accounting firm conduct an audit of the Records or make test verification of the Receivables and Collections in connection with the audit and test verifications conducted on behalf of the Agent under the Second Tier Agreement.

          (f) Keeping Records. (i) Originator will have and maintain (A) administrative and operating procedures (including an ability to recreate Records if originals are destroyed), (B) adequate facilities, personnel and equipment and (C) all Records and other information necessary or advisable for collecting the Receivables (including Records adequate to permit the immediate identification of each new Receivable and all Collections of, and adjustments to, each existing Receivable). Originator will give Buyer prior notice of any material change in such administrative operating procedures.

         (ii) Originator will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with a legend describing Buyer's interest in the Receivables and the Collections.

          (g)    Perfection.   (i)  The Originator  will  at  its
     expense, promptly execute and deliver all instruments and documents and take all action necessary or requested by the Buyer (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to vest and maintain vested in the Buyer a valid,
     first   priority   perfected  security   interest   in   the
     Receivables, the Collections, and proceeds thereof free and clear of any Adverse Claim (and a perfected ownership interest in the Receivables and Collections to the extent of the Sold Interest). To the extent permitted by applicable law, the Buyer will be permitted to sign and file any continuation statements, amendments thereto and assignments thereof without the Buyer's signature.

         (ii) The Originator will not change its name, identity or corporate structure or relocate its chief executive office or the Records except after fifteen (15) days advance notice to the Buyer and the delivery to the Buyer of all financing statements, instruments and other documents (including direction letters) requested by the Buyer.

        (iii) The Originator will at all times maintain its chief executive offices within a jurisdiction in the USA (other than in the states of Florida, Maryland and Tennessee) in which Article 9 of the UCC is in effect. If the Originator moves its chief executive office to a location that imposes Taxes, fees or other charges to perfect the Buyer's interests hereunder the Originator will pay all such amounts and any other costs and expenses incurred in order to maintain the enforceability of the Transaction Documents, the Sold Interest and the interests of the Buyer in the Receivables, the Related Security and Collections.

         (h) Payments on Receivables, Accounts. The Originator will at all times instruct all Obligors to deliver payments on the Receivables to a Lock-Box or to a Designated Payee (as set forth in the Second Tier Agreement). The Originator will also instruct each Designated Payee to pay all Collections it receives to a Collection Account. If any such payments or other Collections are received by the Originator, it shall hold such payments in trust for the benefit of the Buyer and promptly (but in any event within two Business Days after receipt) remit such funds at the direction of the Buyer. The Originator will cause each Collection Bank to comply with the terms of each applicable Collection Letter. After the occurrence of a Termination Event, the Originator will not, and will not permit any Collection Agent or other Person to, commingle Collections or other funds to which the Buyer is entitled with any other funds. The Originator shall only add a Collection Bank or Lock-Box to those listed on Exhibit F of the Second Tier Agreement if the Buyer has received notice of such addition, a copy of any new Lock-Box, as applicable, Agreement and an executed and acknowledged copy of a Collection Letter substantially in the form of Exhibit G of the Second Tier Agreement (with such changes as are acceptable to the Buyer) from any new Collection Bank. The Originator shall only terminate a Collection Bank or Lock-Box upon 30 days advance notice to the Buyer. If the long term unsecured indebtedness of the Originator is rated less than BBB by S&P or Baa2 by Moody's (or either S&P or Moody's has withdrawn or suspended such rating), the Originator agrees that it will not access any Lock-Box without the consent of the Buyer.

          (i) Sales and Adverse Claims Relating to Receivables. Except as otherwise provided herein, the Originator will not (by operation of law or otherwise) dispose of or otherwise transfer, or create or suffer to exist any Adverse Claim upon, any Receivable or any proceeds thereof.

          (j) Extension or Amendment of Receivables. Except as otherwise permitted in the Second Tier Agreement and then subject to Section 1.5 of the Second Tier Agreement, the Originator will not extend, amend, rescind or cancel any Receivable.

          (k) Performance of Duties. Originator will perform its duties or obligations in accordance with the provisions of each of the Transaction Documents to which it is a party. Originator (at its expense) will (i) fully and timely perform in all material respects all agreements, if any, required to be observed by it in connection with each Receivable, (ii) comply in all material respects with the Credit and Collection Policy, and (iii) refrain from any action that could reasonably be expected to impair the rights of Buyer in the Receivables or Collections.

Section 5.2. Organizational Separateness. Originator agrees not to take any action that would cause Buyer to violate its limited liability company agreement or operating agreement. Buyer agrees to conduct its business in a manner consistent with its limited liability company agreement and operating agreement.

Section 6. Termination of Purchases.

Section  6.1.  Voluntary Termination.  The purchase and  sale  of
Receivables pursuant to this Agreement may be terminated by either party, upon at least five Business Days' prior written notice to the other party.

Section 6.2. Automatic Termination. The purchase and sale of Receivables pursuant to this Agreement shall automatically terminate upon the occurrence of (i) a Bankruptcy Event with respect to Originator, (ii) a Trigger Event, or (iii) the Liquidity Termination Date.

Section 7. Indemnification.

Section 7.1. Originator's Indemnity. Without limiting any other rights any Person may have hereunder or under applicable law, Originator hereby indemnifies and holds harmless Buyer and its officers, managers, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including reasonable attorneys' fees and court costs actually incurred) (all of the foregoing collectively, the "Indemnified Losses") at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby, or any action taken or omitted by any of the Indemnified Parties, whether arising by reason of the acts to be performed by Originator hereunder or otherwise, excluding only Indemnified Losses ("Excluded Losses") to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Losses resulted solely from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) solely due to the credit risk or financial inability to pay of the Obligor and for which reimbursement would constitute recourse to Originator or the Collection Agent for uncollectible Receivables or (c) such Indemnified Losses include Taxes on, or measured by, the overall net income of the Buyer. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, Originator shall indemnify each Indemnified Party for Indemnified Losses relating to or resulting from:

          (i) any representation or warranty made by or on behalf of Originator under or in connection with this Agreement, any Periodic Report or any other information or report delivered by Originator pursuant to the Transaction Documents, which shall have been false or incorrect in any material respect when made or deemed made;

         (ii)    the  failure by Originator to  comply  with  any
     applicable   law,  rule  or  regulation   related   to   any
     Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

        (iii) the failure of Originator to vest and maintain vested in Buyer, a perfected ownership or security interest in the Receivables and the other property conveyed pursuant hereto, free and clear of any Adverse Claim;

         (iv) any commingling of funds to which Buyer is entitled hereunder with any other funds;

          (v) any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Letter;

         (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or financial inability of the Obligor to pay) of the Obligor to the payment of any Receivable, or any other claim resulting from the rendering of services related to such Receivable or the furnishing or failure to furnish any such services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

       (vii)   any failure of Originator to perform its duties or
     obligations  in  accordance  with  the  provisions  of  this
     Agreement  or  any  other  Transaction  Document  to   which
     Originator is a party; or

        (viii) any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of Originator's obligations under the Transaction Documents.

Section 7.2. Indemnification Due to Failure to Consummate Purchase. Originator will indemnify Buyer on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses incurred by Buyer resulting from any failure by Originator to consummate a purchase after Buyer has requested a transfer of the applicable Receivables to the Purchasers under the terms of the Second Tier Agreement.

Section 7.3. Other Costs. If Buyer becomes obligated to compensate the Purchasers under the Second Tier Agreement or any other Transaction Document for any costs or indemnities pursuant to any provision of the Second Tier Agreement or any other Transaction Document, which obligation is triggered directly or indirectly by Originator's failure to perform any obligations hereunder, then Originator shall, on demand, reimburse Buyer for the amount of any compensation.

Section 8. Miscellaneous.

Section 8.1. Amendments, Waivers, etc. No amendment of this Agreement or waiver of any provision hereof or consent to any departure by either party therefrom shall be effective without the written consent of the party that is sought to be bound. Any such waiver or consent shall be effective only in the specific instance given. No failure or delay on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Originator agrees that the Purchasers may rely upon the terms of this Agreement, and that the terms of this Agreement may not be amended, nor any material waiver of those terms be granted, without the consent of the Agent; provided that Originator and Buyer may agree to an adjustment of the purchase price for any Receivable without the consent of the Agent provided that any such adjustment shall be prospective only and the purchase price paid for any Receivable shall be an amount not less than adequate consideration that represents fair value for such Receivable.

Section 8.2. Assignment of Receivables Purchase Agreement. Originator hereby acknowledges that on the date hereof Buyer has assigned all of its right, title and interest in, to and under this Agreement to the Agent for the benefit of the Purchasers pursuant to the Second Tier Agreement and that the Agent and the Purchasers are third party beneficiaries hereof. Originator hereby further acknowledges that after the occurrence and during the continuation of a Termination Event all provisions of this Agreement shall inure to the benefit of the Agent and the Purchasers, including the enforcement of any provision hereof to the extent set forth in the Second Tier Agreement, but that neither the Agent nor any Purchaser shall have any obligations or duties under this Agreement. No purchases shall take place hereunder at any time that the Buyer has ceased to sell Purchase Interests under the Second Tier Agreement. Originator hereby further acknowledges that the execution and performance of this Agreement are conditions precedent for the Agent and the
Purchasers to enter into the Second Tier Agreement and that the agreement of the Agent and Purchasers to enter into the Second Tier Agreements will directly or indirectly benefit Originator and constitutes good and valuable consideration for the rights and remedies of the Agent and each Purchaser with respect hereto.

Section 8.3. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Second Tier Agreement. Originator acknowledges that Buyer's rights under this Agreement are being assigned to the Agent under the Second Tier Agreement and consents to such assignment and to the exercise of those rights directly by the Agent, to the extent permitted by the Second Tier Agreement.

Section 8.4. Survival. The rights and remedies with respect to any breach of any representation and warranty made by Originator or Buyer pursuant to Section 4 and the indemnification provisions of Section 7 shall survive any termination of this Agreement.

Section 8.5. Costs, Expenses and Taxes. In addition to the obligations of Originator under Section 7, each party hereto agrees to pay within 30 days of demand all costs and expenses incurred by the other party and its assigns (other than Excluded Losses) in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing. Originator also agrees to pay on demand all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of this Agreement.

Section 8.6. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

Section 8.7. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois. Originator hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in Chicago for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. Originator hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 8.7 shall affect the right of Buyer to bring any action or proceeding against Originator or its property in the courts of other jurisdictions.

Section 8.8. No Proceedings. Originator agrees, for the benefit of the parties to the Second Tier Agreement, that it will not institute against Buyer, or join any other Person in instituting against Buyer, any proceeding of a type referred to in the definition of Bankruptcy Event until one year and one day after no investment, loan or commitment is outstanding under the Second Tier Agreement. In addition, all amounts payable by Buyer to Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Second Tier Agreement).

Section 8.9. Loans by Buyer to Originator. Buyer may make loans to Originator from time to time if so agreed between such parties and to the extent that Buyer has funds available for that purpose after satisfying its obligations under this Agreement and the Second Tier Agreement. Any such loan shall be payable upon demand (and may be prepaid with penalty or premium) and shall bear interest at such rate as Buyer and Originator shall from time to time agree.

Section 8.10. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by telecopier or other facsimile communication), given to the appropriate Person at its address or telecopy number set forth in the Second Tier Agreement or at such other address or telecopy number as such Person may specify, and effective when received at the address specified by such Person.

Section 8.11. Entire Agreement. This Agreement constitutes the entire understanding of the parties thereto concerning the subject matter thereof. Any previous or contemporaneous agreements, whether written or oral, concerning such matters are superseded thereby.

     In Witness Whereof, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Kansas City Power & Light
                                  Company, as Originator

                                By  /s/Marcus Jackson
                                  Name: Marcus Jackson
                                  Title:  Executive Vice President &
                                          Chief Financial Officer


                                Kansas City Power & Light
                                  Receivables Company, as Buyer

                                By  /s/Andrea F. Bielsker
                                  Name: Andrea F. Bielsker
                                  Title:  President

                            Exhibit A

                         Purchase Price

     All capitalized terms used, and not otherwise defined, herein have the meanings set forth for such terms in the Receivables Sale Agreement dated as of October 29, 1999 among Kansas City Power & Light Receivables Company ("Seller"), as the Seller, Kansas City Power & Light Receivables Company ("KCPL"), as the Initial Collection Agent, ABN AMRO Bank N.V., as the Agent, the Liquidity Providers party thereto, ABN AMRO Bank N.V., as the Enhancer, and Amsterdam Funding Corporation or, if not defined therein, in the Purchase and Sale Agreement dated as of October 29, 1999 between KCPL, as the Originator ("Originator"), and Seller, as the Buyer ("Buyer").

     The purchase price applicable to the Receivables purchased on any day after the Initial Funding Date by Buyer from
Originator shall be equal to 99.25% times the aggregate outstanding balance of such Receivables. The foregoing purchase price was calculated to yield to the Buyer a reasonable profit return on its equity and was calculated assuming, among other things, that charge-offs of Receivables in any year will average approximately one-half of one percent (0.5%) of the average outstanding balance of the Receivables and that LIBOR (which represents the index for the Buyer's cost of funds) would average approximately 6%. If the Originator or Buyer determines that charge-offs in any twelve-month period have exceeded one percent (1.0%) of the average outstanding balance of Receivables during such period, or if LIBOR subsequently rises above 7.5% or falls below 4.5%, then the Originator and the Buyer agree to negotiate in good faith to re-set the purchase price percentage so as to reflect in an equitable manner the impact of such revised charge-off ratio or revised cost of funds on the Buyer's anticipated equity return. Any such change in the purchase price percentage shall not take effect unless and until both parties agree to such adjustment. In the event that (i) the purchase price is adjusted due to increased charge-offs and average charge-off experience over a twelve-month period subsequently reduces to one-half of one percent, (ii) the purchase price is adjusted due to an increase in LIBOR and LIBOR subsequently reduces below 6.5% for a three-month consecutive period or (iii) the purchase price is adjusted due to a decrease in LIBOR and LIBOR subsequently increases above 5.5% for the three-month consecutive period then the Originator and Buyer may subsequently agree to readjust the purchase price percentage as set forth above to reflect the equitable impact of such changes. All purchase price adjustments pursuant to the foregoing provisions shall be prospective only and shall not operate to adjust retroactively the purchase price previously paid for any Receivables.